                                  As Filed With the Commission on August 8, 1997
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549
                                 _____________

                                    Form S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                                 _____________

                               GATEWAY 2000, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE
(State or Other Jurisdiction of                           42-1249184
 Incorporation or Organization)             (I.R.S. Employer Identification No.)

                      610 Gateway Drive
                North Sioux City, South Dakota               57049
          (Address of principal executive offices)        (zip code)

          Advanced Logic Research, Inc. Flexible Stock Incentive Plan
      Advanced Logic Research, Inc. 1996 Stock Option/Stock Issuance Plan
                           (Full title of the plans)

                            William M. Elliott, Esq.
         Senior Vice President, General Counsel and Corporate Secretary
                               610 Gateway Drive
                     North Sioux City, South Dakota  57049
                    (Name and address of agent for service)

                                 (605) 232-2000
         (Telephone number, including area code, of agent for service)

-----------------------------------------------------------------------------------------------
                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                            Proposed Maximum       Proposed
Title of Securities to      Amount to be   Offering Price Per      Maximum         Amount of
 be Registered               Registered        Share (1)          Aggregate      Registration
                                                                Offering Price       Fee
 ----------------------------------------------------------------------------------------------
Common Stock, par value    500,000 shares        $38.59          $19,295,000      $5,846.97
$.01 per share
-----------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices reported per share of the Common Stock on the New York Stock Exchange on August 1, 1997, which was $38.59.

PART I.   INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Copies of all documents incorporated by reference in Item 3 of Part II of this Form S-8 (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), as well as other documents required to be delivered to employees pursuant to Rule 428(b), will be provided without charge to each person, including any beneficial owner, on the written on oral request of such person made to Gateway 2000, Inc., 610 Gateway Drive, North Sioux City, South Dakota 57049, Attention: Secretary, Telephone (605) 232-2000.

PART II.  INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          Gateway 2000, Inc. (the "Company") hereby incorporates the following documents herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997; and

          (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the registration statement filed by the Company on November 3, 1993, as amended on September 16, 1994, on Form 8-A under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report or other filing with the Securities and Exchange Commission updating such description.

          In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers.

          Under its Certificate of Incorporation and Bylaws, the Company will, to the full extent permitted by the General Corporation Law of the State of Delaware, indemnify each person made or threatened to be made a party to any civil, criminal or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company's Certificate of Incorporation and Bylaws state that the indemnification provided therein is not exclusive. The Company has also entered into an Indemnification Agreement with each director and certain officers which provides that the Company will indemnify the director or officer in connection with any such actions, suits or proceedings.

          The Company has in force an insurance policy under which its directors and officers are insured, within the limits and subject to the limitations in the policy, against certain expenses in connection with the defense of such actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.1    Advanced Logic Research, Inc. Flexible Stock Incentive Plan

          4.2    Advanced Logic Research, Inc. 1996 Stock Option/Stock Issuance
                 Plan

          4.3 Agreement and Plan of Merger, dated as of June 19, 1997, among Advanced Logic Research, Inc., the Company and Deuce Acquisition Corporation

          4.4    Specimen Certificate for the Company's Common Stock (filed as
                 Exhibit 4.1 to Amendment No. 2 the Company's Registration Statement on Form S-1 (No. 33-70618) and incorporated herein by reference)

          5.1 Opinion of William M. Elliott, Esq., Senior Vice President, General Counsel and Corporate Secretary

          23.1   Consent of Coopers & Lybrand L.L.P.

          23.2 Consent of William M. Elliott, Esq., Senior Vice President, General Counsel and Corporate Secretary (included in his opinion filed as Exhibit 5.1)

          24.1   Powers of Attorney

ITEM 9.   UNDERTAKINGS.

          (a)    The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sioux City, South Dakota as of the 8th day of August, 1997.

                                   GATEWAY 2000, INC.

                                   By:  /s/ David J. McKittrick
                                      ------------------------------------
                                        David J. McKittrick
                                        Senior Vice President, Chief
                                        Financial Officer and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                      DATE
*                                   Chairman of the Board and Chief            August 8, 1997
------------------------------      Executive Officer (Principal Executive
Theodore W. Waitt                   Officer and Director)

*                                   President, Chief Operating Officer         August 8, 1997
------------------------------      and Director
Richard D. Snyder
                                    Senior Vice President, Chief Financial     August 8, 1997
------------------------------      Officer and Treasurer (Principal
David J. McKittrick                 Financial Officer and Principal
                                    Accounting Officer)

*                                   Director                                   August 8, 1997
------------------------------
Charles G. Carey

*                                   Director                                   August 8, 1997
------------------------------
James W. Cravens

*                                   Director                                   August 8, 1997
------------------------------
George H. Krauss

*                                   Director                                   August 8, 1997
------------------------------
Douglas L. Lacey

*                                   Director                                   August 8, 1997
------------------------------
James F. McCann


* By: /s/ William M. Elliott
     -------------------------
          William M. Elliott
          Attorney-in-Fact

                                 EXHIBIT INDEX



EXHIBIT NUMBER           DESCRIPTION


     4.1                 Advanced Logic Research, Inc. Flexible Stock Incentive
                         Plan

     4.2                 Advanced Logic Research, Inc. 1996 Stock Option/Stock
                         Issuance Plan

     4.3 Agreement and Plan of Merger, dated as of June 19, 1997, among Advanced Logic Research, Inc., the Company and Deuce Acquisition Corporation

     4.4 Specimen Certificate for the Company's Common Stock (filed as Exhibit 4.1 to Amendment No. 2 the Company's Registration Statement on Form S-1 (No. 33-70618) and incorporated herein by reference)

     5.1 Opinion of William M. Elliott, Esq., Senior Vice President, General Counsel and Corporate Secretary

     23.1                Consent of Coopers & Lybrand L.L.P.

     23.2 Consent of William M. Elliott, Esq., Senior Vice President, General Counsel and Corporate Secretary (included in his opinion filed as Exhibit 5.1)

     24.1                Powers of Attorney